UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2012

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

 Revolving Line of Credit Agreement

On February 17, 2012, Advanced Environmental Recycling Technologies, Inc. (AERT) entered into a Sixteenth Loan Modification Agreement (Revolving Line of Credit Agreement) with Liberty Bank of Arkansas (Liberty Bank).  The advanced and outstanding principal balance of the loan evidenced by the Loan Agreement, the Note and other Loan Documents is $6,125,194.83.  This Agreement is entered into not in payment of, but for the purpose of extending and modifying the Loan Documents for the sole purpose of providing AERT with additional time to procure and close additional financing that will be used to retire the indebtedness under the Loan.  This Revolving Line of Credit Agreement evidences an extended and modified Loan as of February 15, 2012.  Liberty Bank has waived any non-compliance to all covenants pertaining to the Agreement through February 15, 2013.

This amendment to the Revolving Line of Credit Agreement will extend the maturity date to February 15, 2013 and lower the interest rate to 7.15% per annum.  Accrued interest for the period of February 15, 2012 through March 10, 2012 will be paid on March 10, 2012.  Future accrued interest payments will be made on the 10th of each month.  Principal payments will be made according to the following schedule:

Payment Date	Amount of Principal Payment
March 31, 2012	$100,000
May 10, 2012	$250,000
June 10, 2012	$250,000
July 10, 2012	$250,000
August 10, 2012	$250,000
September 10, 2012	$150,000
October 10, 2012	$150,000
November 10, 2012	$150,000
December 10, 2012	$150,000

Unpaid principal that exceeds the borrowing base must be paid upon demand.

Mortgage, Security Agreement

On February 17, 2012, AERT entered into a Fifth Modification to (A) Mortgage, Security Agreement and Fixture Filing, and (B) Assignment of Leases and Rents (Mortgage, Security Agreement) with Liberty Bank of Arkansas.  The purpose of refinancing the Agreement is to effect an extension of the Mortgage loan for which the principal amount as of February 15, 2012, is $1,529,119.61 this Mortgage, Security Agreement evidences an extended and modified Loan.

This amendment to the Mortgage, Security Agreement will extend the maturity date to February 15, 2014.  The interest rate will be lowered to 6.5% per annum with payments of $16,000 per month commencing on March 15, 2012 and continuing until February 15, 2014.  There will be a balloon payment upon maturity of the loan.

Triggering Event Redemption Notice Waiver for Series E Convertible Preferred Stock

On February 20, 2012, H.I.G. AERT LLC, the holder of all of the issued and outstanding shares of Series E Convertible Preferred Stock, waived its right to deliver a Triggering Event Redemption Notice as a result of AERT failing to have (i) a Leverage Ratio (as defined in that certain Credit Agreement, dated as of March 18, 2011, as amended by that certain First Amendment to Credit Agreement, dated as of May 12, 2011, and as further amended by that certain Second Amendment to Credit Agreement, dated as of October 20, 2011 (as further amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement), by and among AERT, the lenders from time to time parties thereto and H.I.G. AERT, LLC) of below 5.75 to 1.0 for four Fiscal Quarters (as defined the Credit Agreement) ending December 31, 2011 and (ii) a Minimum EBITDA (as defined in the Credit Agreement) of at least $5,000,000 for the four Fiscal Quarters ending December 31, 2011, respectively (collectively, the Specified Events of Default).

Item 9.01	Financial Statements and Exhibits

10.11	Fifth Modification to (A) Mortgage, Security Agreement and Fixture Filing, and (B) Assignment of Leases and Rents – February 15, 2012
10.13	Sixteenth Loan Modification Agreement – February 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Joe G. Brooks
Joe G. Brooks
Chairman and Chief Executive Officer

Date: February 22, 2012